Exhibit 4.18

Execution Version 3 September 2025 EVOTEC SE EVOTEC INTERNATIONAL GMBH EVOTEC (HAMBURG) GMBH EVOTEC (FRANCE) SAS JUST-EVOTEC BIOLOGICS EU SAS APTUIT (VERONA) S.R.L. EVOTEC (UK) LIMITED APTUIT GLOBAL LLC EVOTEC (US), INC. JUST - EVOTEC BIOLOGICS, INC. as Security Grantors HSBC CONTINENTAL EUROPE S.A., GERMANY as Agent COMMERZBANK AKTIENGESELLSCHAFT as Security Agent Global Security Release Agreement

CONTENTS CLAUSE PAGE 1. Definitions and Interpretation ...................................................................... 3 2. Termination of SFA Finance Documents and global release .............................. 4 3. Local law specific releases ........................................................................... 5 4. Termination............................................................................................... 9 5. Further Assurance .................................................................................... 10 6. Partial invalidity ....................................................................................... 11 7. Amendments ........................................................................................... 11 8. Notices and their language ........................................................................ 11 9. Governing law; jurisdiction ........................................................................ 12 10. Conclusion of this Agreement (Vertragsschluss) ........................................... 13 Schedule 1 Security Agreements .......................................................................... 14 Schedule 2 Secured Parties ................................................................................. 15

This GLOBAL SECURITY RELEASE AGREEMENT (the Agreement) is made AMONG (1) EVOTEC SE, a socieats europea, incorporated under the laws of Germany, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Hamburg under registration number HRB 156381, with business address at Essener Bogen 7, 22419 Hamburg, Germany as security grantor (the Security Grantor 1); (2) EVOTEC INTERNATIONAL GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Hamburg under registration number HRB 72242, with business address at Essener Bogen 7, 22419 Hamburg, Germany as security grantor (the Security Grantor 2); (3) EVOTEC (HAMBURG) GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Hamburg under registration number HRB 122125, with business address at Essener Bogen 7, 22419 Hamburg, Germany as security grantor (the Security Grantor 3); (4) EVOTEC (FRANCE) SAS, a simplified joint stock company (société par actions simplifiée) incorporated under the laws of France, registered with the trade and companies register (registre du commerce et des sociétés) of Toulouse under registration number 808 634 448 R.C.S Toulouse, with business address at 195 Route d’Espagne 31100, Toulouse as security grantor (the Security Grantor 4); (5) JUST – EVOTEC BIOLOGICS EU SAS, a simplified joint stock company (société par actions simplifiée) incorporated under the laws of France, registered with the trade and companies register (registre du commerce et des sociétés) of Toulouse under registration number 894 420 603 R.C.S Toulouse, with business address at 195 Route d’Espagne 31100, Toulouse as security grantor (the Security Grantor 5); (6) APTUIT (VERONA) S.R.L., a limited liability company (società a responsabilità limitata) incorporated under the laws of Italy, registered with the companies’ register of Verona (Registro Imprese di Verona) under registration number 03954300236, with business address at via Alessandro Fleming 4, 37135, Verona, Italy as security grantor (the Security Grantor 6); (7) EVOTEC (UK) LIMITED, a limited liability company incorporated under the laws of England and Wales, with its registered address at 114 Innovation Drive, Milton Park, Milton, Abingdon, Oxfordshire, OX14 4RZ, under registration number 02674265, as security grantor (the Security Grantor 7); (8) APTUIT GLOBAL LLC , a limited liability company formed under the laws of Delaware, as security grantor (the Security Grantor 8); (9) EVOTEC (US) INC., a corporation, incorporated under the laws of Delaware, as security grantor (the Security Grantor 9);

EUROPE-LEGAL-307161361 116189-0099 (10) JUST – EVOTEC BIOLOGICS, INC., a corporation, incorporated under the laws of Delaware, as security grantor (the Security Grantor 10 and, together with the Security Grantors 1 through 9, the Security Grantors); (11) COMMERZBANK AKTIENGESELLSCHAFT, in its capacity as security agent (the Security Agent) in its capacity as security agent for itself and on behalf of each Secured Party under the Facility Agreement (each term as defined below); and (12) HSBC CONTINENTAL EUROPE S.A., GERMANY in its capacity as agent (the Agent) The parties referred to above are hereinafter collectively referred to as the Parties. WHEREAS: (A) Reference is made to a EUR 250,000,000 senior revolving facility agreement dated 30 July 2024 between, among others, the Security Grantor 1 as company, original borrower and original guarantor, Commerzbank Aktiengesellschaft, Goldman Sachs Lending Partners LLC, HSBC Continental Europe S.A., Germany, Morgan Stanley Bank AG, UniCredit Bank GmbH, BNP Paribas S.A., Niederlassung Deutschland and Landesbank Baden-Württemberg as arrangers, HSBC Continental Europe S.A., Germany as agent, and Commerzbank Aktiengesellschaft as security agent and the financial institutions named therein as original lenders (the Facility Agreement) (B) Further reference is made to a guarantee and security trust agreement dated 31 July 2024 between, among others the Security Grantor 1 as as company, original borrower and original guarantor, the Agent as agent and the Security Agent as Security Agent (the Guarantee and Security Trust Agreement). (C) On 18 September 2024 the Security Grantor 8, the Security Grantor 9 and the Security Grantor 10 have acceded to the Facility Agreement and the Guarantee and Security Trust Agreement by way of an accession letter. The Security Grantor 7 has acceded to the Facility Agreement and the Guarantee and Security Trust Agreement by way of an accession letter on 20 September 2024. On 27 September 2024 the Security Grantor 4 and the Security Grantor 5 have acceded to the Facility Agreement and the Guarantee and Security Trust Agreement by way of an accession letter. Security Grantor 6 has acceded to the Facility Agreement and the Guarantee and Security Trust Agreement by way of an accession letter dated 3 October 2024. (D) As conditions precedent to the accession of an Additional Guarantor under the Facility Agreement all shares in the Additional Guarantor were to be pledged to the Secured Parties. To this end, all shares in the Security Grantor 2 and the Security Grantor 3 were pledged in a share pledge agreement dated 11 September 2024, between, among others, the Security Grantor 1 and the Security Grantor 2 as pledgors, the Security Grantor 2 and the Security Grantor 3 as pledged companies and the Security Agent as pledgee. All quota in the Security Grantor 6 were pledged in a notarial quota pledge dated 3 October 2024 between, among others, the Security Grantor 8 as pledgor and the Security Agent, as security agent. All shares in the Security Grantor 4 were pledged in a share pledge agreement dated 27 September 2024, between, among others, the Security Grantor 1 as pledgor, the Security Grantor 4 as pledged company and the Security Agent as security agent.

EUROPE-LEGAL-307161361 116189-0099 All shares in the Security Grantor 5 were pledged in a share pledge agreement dated 27 September 2024, between, among others, the Security Grantor 1 as pledgor, the Security Grantor 5 as pledged company and the Security Agent as security agent. All shares in the Security Grantor 7 were charged in a share charge deed dated 20 September 2024, between the Security Grantor 1 as pledgor and the Security Agent as pledgee. All shares in the Security Grantor 8, the Security Grantor 9 and the Security Grantor 10 were pledged in a share pledge agreement dated 18 September 2024, between, among others, the Security Grantor 1 and the Security Grantor 9 as pledgors and the Security Grantor 8, the Security Grantor 9, and the Security Grantor 10 as pledged companies and the Security Agent as pledgee. (E) On 30 June 2025 the Security Grantor 1 voluntarily prepaid all outstanding amounts and cancelled all commitments under the Facility Agreement (F) The Security Grantor 1 entered into four loan agreements dated 19/25 March 2019, 19/25 March 2019, 2/ 16 April 2019 and 17 February / 1 March 2021 (as amended from time to time) with IKB Deutsche Industriebank AG (IKB). In connection with the negotiation and the conclusion of Facility Agreement, it has been agreed that IKB also benefits from the transaction security granted in connection with the Facility Agreement and becomes a party to the Guarantee and Security Trust Agreement. The Security Grantor 1 and IKB now agreed that IKB will release all security granted under and in connection with the Facility Agreement and the Guarantee and Security Trust Agreement by means of this Agreement. (G) It is now intended to release all security and guarantees granted to the Secured Parties by the Security Grantors under or in connection with the Security Agreements (as defined below). 1. Definitions and Interpretation 1.1 Capitalised terms used but not otherwise defined herein shall have the meaning attributed thereto in the Guarantee and Security Trust Agreement and rules for interpretation of contractual provisions set out in the Guarantee and Security Trust Agreement shall apply herein. 1.2 In addition: French Share Pledge Agreements has the meaning given to that term in Schedule 1 (Security Agreements). German Share Pledge Agreements has the meaning to that term in in Schedule 1 (Security Agreements). Italian Quota Pledge Agreements has the meaning to that term in in Schedule 1 (Security Agreements). Secured Parties means the secured parties set out in Schedule 2 (Secured Parties). Security Agreements means the Share Pledge Agreements and the Guarantee and Security Trust Agreement as listed in Schedule 1 (Security Agreements).

EUROPE-LEGAL-307161361 116189-0099 Share Charge has the meaning given to that term in Schedule 1 (Security Agreements). Share Pledge Agreements has the meaning to that term in Schedule 1 (Security Agreements). US Collateral means all Pledged Collateral as such term is defined in the US Security Document. US Security Document has the meaning given to that term in Schedule 1 (Security Agreements). 2. Termination of SFA Finance Documents and global release 2.1 The Parties irrevocably and unconditionally agree that (i) all guarantees created, evidenced or conferred by or pursuant to the Guarantee and Security Trust Agreement, (ii) all security created, evidenced or conferred by or pursuant to each of the Share Pledge Agreements and (iii) all security interests, claims, actions, demands, liabilities and obligations whether present, actual or contingent, sole, joint and/or several or otherwise under or in connection with the SFA Finance Documents (whether or not listed as a Security Agreement) and (iv) all present, future, actual or contingent liabilities and obligations incurred under or in connection with the SFA Finance Documents and the Guarantee and Security Trust Agreement are released and terminated. The Agent and the Security Agent, on behalf of itself and all other Secured Parties, waive any and all rights under the SFA Finance Documents and the Guarantee and Security Trust Agreement and in respect of the Share Pledge Agreements. 2.2 The Security Agent (for the avoidance of doubt, acting in its own name and on behalf of the other Secured Parties) hereby irrevocably and unconditionally terminates, waives, cancels, discharges and releases in full any and all security interests and any obligations, liabilities and indemnities created, assumed or undertaken by any of the Security Grantors pursuant to any Security Document in favour of the Security Agent and/or any of the other Secured Parties in connection with the SFA Finance Documents and the Guarantee and Security Trust Agreement including, without limitation, the Share Pledge Agreements and in particular: (a) each Secured Party (acting through the Security Agent): (i) releases any and all obligations of the Obligors as borrowers and/or guarantors under the Facility Agreement, the Guarantee and Security Trust Agreement or any other Finance Document; and (ii) releases any and all obligations and liabilities of the Obligors under the parallel debt pursuant to Clause 12.2 (Security Agent as creditor – parallel debt) of the Guarantee and Security Trust Agreement and/or any other Finance Document; and (b) the Parties (with respect to the Security Agent, acting in its own name and on behalf of the other Secured Parties) agree that:

EUROPE-LEGAL-307161361 116189-0099 (i) the Facility Agreement, the Guarantee and Security Trust Agreement, any Share Pledge Agreement and any other SFA Finance Document, shall be terminated with immediate effect; (ii) any contractual arrangements, including but not limited to any power of attorney, guarantee, representation or warranty created under the Security Agreements or any other SFA Finance Document shall be terminated with immediate effect; and (iii) they shall have no further rights, claims and/or obligations towards each other pursuant to such agreements or documents except for any rights, claims and/or obligations set out in this Agreement. (c) The Security Grantors hereby accept (annehmen) the releases, discharges, re-assignments, retransfers, cancellations, terminations and other declarations made in this Agreement. 3. Local law specific releases 3.1 German Share Pledge Agreements (a) The Security Agent (for the avoidance of doubt, acting in its own name and on behalf of the other Secured Parties) hereby: (i) surrenders (aufgeben) and releases in full (gibt vollständig frei) all rights of pledge (Pfandrechte) created by each Security Grantor in favour of the Security Agent and/or any of the Secured Parties pursuant to the German Share Pledge Agreements in accordance with sections 1273, 1255 para. 1 of the German Civil Code (Bürgerliches Gesetzbuch); (ii) hereby waives any other right and property which it may have under the German Share Pledge Agreements; and (iii) re-transfers and re-assigns all rights and claims transferred and/or assigned to it under the German Share Pledge Agreements. For the avoidance of doubt, (i) any pledges created under the general terms and conditions (AGB-Pfandrecht) of a Secured Party with whom an Obligor holds a bank account and (ii) any pledges in relation to bank accounts on which cash collateral is booked for the purpose of providing cash cover for guarantees issued by the relevant Ancillary Lender which shall remain in place after the Repayment Date shall not be affected by this Agreement. (b) Each of the Security Grantors hereby accepts the aforementioned releases, re-assignments, re-transfers, waivers and terminations and all other declarations made by the Security Agent and/or the other Secured Parties or any of them under this Clause 3. 3.2 Italian Quota Pledge Agreement (a) The Security Agent (for the avoidance of doubt, acting in its own name and on behalf of the other Secured Parties as, inter alia, mandatario con

EUROPE-LEGAL-307161361 116189-0099 rappresentanza) hereby, subject to the execution and filing with the competent register of a separate notarial deed of release: (i) consents to release, terminate and cancel and hereby fully, irrevocably, definitively and unconditionally releases the Italian Quota Pledge Agreement and for such purpose hereby reassigns to the Security Grantor 8, as pledgor all respective rights, title and interest in the relevant released asset; (ii) acknowledge and accept that the Security Grantor 8 is discharged from any of its obligations, undertakings and/or liabilities thereunder and any claims has returned in the full and complete title of Security Grantor 8, as pledgor; (iii) terminates the Italian Quota Pledge Agreement and confirms that no further obligation undertaking and/or liability are due thereunder; (iv) irrevocably authorises the Security Grantor 8 and the Security Grantor 6, as applicable, to perform all formalities which are required or appropriate under applicable law for the termination of the Italian Quota Pledge Agreement and/or release and cancellation of the Italian Quota Pledge Agreement; (v) confirms the termination, if any, of any power of attorney granted pursuant to the Security Agent and/or the Secured Parties by or pursuant to the Italian Quota Pledge Agreement. (vi) in respect of the any other security or guarantees granted with respect or in connection to the Facility Agreement and/or the Guarantee and Security Trust Agreement, consent to the release, termination and cancellation, and hereby irrevocably release, terminate and cancel, such security interest and/or guarantees and acknowledge and accept that the relevant Secured Grantor is discharged from any of its obligations, undertakings and/or liabilities thereunder and any claims has returned in the full and complete title of the relevant Security Grantor. (b) For the purposes of the release of the Italian Quota Pledge Agreement, the relevant parties mutually acknowledge and declare that pursuant to and in accordance with the Italian transparency rules (Disposizioni in materia di trasparenza delle operazioni e dei servizi bancari e finanziari. Correttezza delle relazioni tra intermediari e clienti) applicable to transactions and banking and financial services issued by the Bank of Italy on 29 July 2009 (as amended from time to time), this Agreement and any of its terms and conditions have been negotiated with the assistance of their respective legal counsels on an individual basis. (c) Subject to and with effect from the execution and filing with the competent register of the notarial deed of release, the Security Agent (in its own name and on the name and on behalf of the other Secured Parties as, inter alia, mandatario con rappresentanza) hereby authorises each relevant Security Grantor to perform all the relevant perfection formalities to give effect to

EUROPE-LEGAL-307161361 116189-0099 the cancellation and release of the security interests created under the Italian Quota Pledge Agreement, including: (i) the service in any form permitted by applicable law of a notice that the relevant Italian Quota Pledge Agreement has been irrevocably released and cancelled; and (ii) authorise the relevant Security Grantor to take any further actions (including the execution of any deed (also in notarial form), notice, annotation on the shareholders’ ledger, or document), and to perform all formalities (also in notarial form) which are required or appropriate (i) for the cancellation and release of the Italian Quota Pledge Agreement, and (ii) to render the release and cancellation of the pledge created under the Italian Quota Pledge Agreement effective against any third parties. 3.3 French Share Pledge Agreements (a) The Security Agent (for the avoidance of doubt, acting in its own name and on behalf of the other Secured Parties) hereby: (i) completely, entirely and finally releases and discharges (donne mainlevée pleine, entière et définitive) the securities granted by the relevant Security Grantor under each of the French Share Pledge Agreements and the related Statements of Pledge (déclarations de nantissements de comptes-titres) (as defined in the French Share Pledge Agreements); (ii) retransfers to Evotec SE all its rights, titles and interests in each of the Pledged Accounts (as these terms are defined in the French Share Pledge Agreements); (iii) authorizes Evotec SE to notify Evotec (France) SAS as Account Holder (as defined in the French Share Pledge Agreements) of this release; (iv) authorizes Evotec SE to notify Just-Evotec Biologics EU as Account Holder (as defined in the French Share Pledge Agreements) of this release; (v) authorizes Evotec (France) SAS to update the share transfer register (registre de mouvements de titres) and the corresponding shareholder’s account (compte d’actionnaire) of Evotec (France) SAS that the securities granted under the French Share Pledge Agreements have been unconditionally and irrevocably released in respect of the Pledged Account; (vi) authorizes Just-Evotec Biologics EU to update the share transfer register (registre de mouvements de titres) and the corresponding shareholder’s account (compte d’actionnaire) of Just-Evotec Biologics EU that the securities granted under the French Share Pledge Agreements have been unconditionally and irrevocably released in respect of the Pledged Account;

EUROPE-LEGAL-307161361 116189-0099 (b) completely, entirely and finally releases and discharge the relevant Security Grantor under the French Share Pledge Agreements from all undertakings, liabilities and obligations, whether actual or contingent and whether past, present or future under the French Share Pledge Agreements. 3.4 English Share Charge (a) For the purposes of this Clause 3.2, terms not otherwise defined in this Agreement shall have the meanings given to them in English Deed of Release (as defined below). (b) In accordance with the English law governed deed of release dated 1 September 2025 between the Security Grantor 1 as chargor and the Security Agent as security agent (the English Deed of Release), the Security Agent irrevocably and unconditionally releases the Security Assets from all Security created, evidenced or conferred by or pursuant to the Share Charge and reassigns and reconveys to the Security Grantor 1 free and clear of any Security constituted by the Share Charge all right, title and interest of the Security Agent in and to the Security Assets assigned, granted or transferred to it pursuant to the terms of the Share Charge. (c) The Security Agent hereby agrees that all Secured Obligations of the Security Grantor 1 under the Share Charge have been discharged in full. 3.5 Release of US Security Document With effect from and after the effectiveness of this Agreement: (a) all Secured Obligations (as defined in the US Security Document) owing by each Pledgor under the US Security Document to the Security Agent and the other Secured Parties will be unconditionally, automatically, immediately and irrevocably terminated, repaid, released, discharged and satisfied in full (other than any such Secured Obligations that, by the express terms of the US Security Document, survive the termination thereof and the payment of the Secured Obligations, in which case, such Secured Obligations shall survive solely as set forth in the US Security Document) and the US Security Document shall unconditionally, automatically, immediately and irrevocably terminate and be of no further force or effect; and (b) all of the security interests, mortgages, liens, assignments, collateral assignments, pledges and other encumbrances in favor of the Security Agent for the benefit of the Secured Parties under the US Security Document, and all guarantees, liabilities and obligations in respect of the Secured Obligations under the US Security Document, in each case, will be automatically, unconditionally, immediately and irrevocably terminated, released, discharged, and satisfied.

EUROPE-LEGAL-307161361 116189-0099 3.6 US Requirements of Release (a) Upon the effectiveness of this Agreement, the Security Agent shall: (i) execute (if applicable) and file UCC termination statements substantially in the form set out in Annex A hereto to terminate and release any and all UCC financing statements filed pursuant to the US Security Document or otherwise in connection with any Finance Document (and to the extent such UCC termination statements are not filed by the Security Agent on the effective date of this Agreement, the Security Agent hereby authorizes the borrower (and/or its designees) to file such UCC termination statements) at any time from and after the occurrence of the Effective Time; (ii) execute and deliver to the applicable Security Grantor (or its designee) in recordable form, customary mortgage, lien or security interest, terminations, discharges and notices of termination, release and/or satisfaction releases reasonably requested by the applicable Security Grantor or their designee, and hereby authorizes the applicable Security Grantor (or its designee) to file and/or deliver any of the foregoing as needed to discharge, terminate and/or release (or to evidence the discharge, termination or release) any such mortgage, lien or security interest with the appropriate authority and/or third party upon such execution and delivery by the Security Agent; and (iii) deliver to the applicable Security Grantor (or its designee) the original stock or share certificates, stock powers, transfers, proxies or other instruments of transfer, promissory notes, allonges note powers or other instruments of transfer and all other US Collateral, in each case to the extent in the Security Agent’s possession or control. (b) The Security Agent agrees to take such additional steps as may from time to time reasonably be requested by the borrower or any other Security Grantor (or their respective representatives) to evidence the release of the US Collateral from any mortgages, liens, pledges, assignments, collateral assignments or security interests in favour of the Security Agent (for the benefit of the Secured Parties) under the US Security Document and/or any Security Grantor from any guarantee, liability or other obligation in respect of the Secured Obligations under the US Security Document. 4. Termination (a) The Parties irrevocably and unconditionally agree that with immediate effect, (i) the Security Agreements and the other Finance Documents are cancelled and terminated (aufgehoben) and (ii) all security interests granted thereunder and all rights of the Security Agent and the other Finance Parties under the Security Agreements and the other Finance Documents shall cease to exist.

EUROPE-LEGAL-307161361 116189-0099 (b) For the avoidance of doubt, the SFA Creditors shall continue to be bound to the confidentiality provisions included in the SFA Finance Documents. (c) With respect to the Security Agency Fee (as defined in the Fee Letter with the Security Agent dated 29/ 30 July 2024), the Security Grantor 1 shall within five (5) Business Days of the date of this Agreement pay to the Security Agent such part of the Security Agency Fee which is pro rata temporis attributable to the number of days from (and excluding) the first anniversary of the Facility Agreement (i.e. 30 July 2025) until (and including) the date of this Agreement (provided that the calculation should be made on the basis of the actual number of days elapsed and a year of 360 days). In addition, reasonable costs of utilising the Security Agent's management time to the extent incurred after the date of this Agreement (the Security Agent Management Time) shall be borne by the Security Grantor 1 within ten (10) Business Days of receipt of a reasonably detailed invoice. To the extent that Security Agent Management Time costs are incurred, and unless otherwise agreed between the Security Grantor 1 and the Security Agent, such costs will be calculated on the basis of reasonable daily or hourly rates agreed in advance. 5. Further Assurance (a) In the event that any of the Security Grantors has granted a security interest in favour of the Secured Parties in connection with the Facility Agreement or the Guarantee and Security Trust Agreement and pursuant to or arising under a security document which is not referred to in this Agreement, the Security Agent (acting in its own name and on behalf of the other Secured Parties) and each of the Secured Parties, as the case may be, hereby terminates, waives, re-assigns and releases in full any such security interests and each of the Security Grantors hereby accepts the aforementioned releases, re-assignments, re-transfers, waivers and terminations and all other declarations made by the Security Agent and/or the other Secured Parties or any of them under this Clause 5 (if any). For the avoidance of doubt, (i) any pledges created under the general terms and conditions (AGB-Pfandrecht) of a Secured Party with whom an Obligor holds a bank account and (ii) any pledges in relation to bank accounts on which cash collateral is booked for the purpose of providing cash cover for guarantees issued by the relevant Ancillary Lender which shall remain in place after the Repayment Date shall not be affected by this Agreement. (b) The Security Agent (acting in its own name and on behalf of the other Secured Parties) and each other Secured Party shall, upon reasonable request of the Security Grantor 1, do all acts necessary or practicable to give effect to this Agreement and the releases, discharges, re-assignments, re-transfers and terminations hereunder, including confirming, on its own behalf and on behalf of the other Secured Parties, vis-à-vis third parties who have been notified of the security interests created pursuant to any of the Security Agreements that such security interests have been released pursuant to the terms of this Agreement.

EUROPE-LEGAL-307161361 116189-0099 (c) The Security Agent (acting in its own name and on behalf of the other Secured Parties) and each other Secured Party shall destroy all blank assignment and pledge notices, registration forms and powers of attorney delivered to it by any of the Security Grantors under the Security Agreements and in any event none of the Security Agent and the other Secured Parties shall make further use thereof. (d) The Security Agent (acting in its own name and on behalf of the other Secured Parties) shall, upon reasonable request of the Security Grantor 1, sign any document necessary to, and carry out any formalities related to the releases contemplated in Clause 3.2 (French Share Pledge Agreements). 6. Partial invalidity If any provision of this Agreement should be or become invalid or unenforceable in whole or in part, this shall not affect the validity or enforceability of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by such valid and enforceable provision or agreement which best meets the intended purpose of the provision required to be replaced. The same shall apply in the event that this Agreement does not contain a provision which it needs to contain in order to achieve the intended economic purpose as expressed herein. It is the express intention of the Parties that the validity and enforceability of all other provisions of this Agreement shall be maintained and that this Clause 6 shall not result in a reversal of the burden of proof but that section 139 BGB is hereby excluded in its entirety. 7. Amendments Unless otherwise required by mandatory law, changes and amendments to this Agreement (including to this Clause 7) must be made in writing. 8. Notices and their language 8.1 Contact Details Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or sent by mail, e-mail, or fax transmission to the following addresses: For the Security Grantors: Evotec SE For the Agent: HSBC Continental Europe S.A., Germany

EUROPE-LEGAL-307161361 116189-0099 For the Security Agent: Commerzbank AG, Security Agency or to such other address as the recipient may notify or may have notified to the other party in writing. 8.2 English language (a) Any notice given under or in connection with this Agreement must be in English. (b) All other documents provided under or in connection with this Agreement must be: (i) in English; or (ii) if not in English, and if so required by a Secured Party, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 9. Governing law; jurisdiction (a) This Agreement, all rights and obligations and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, German law, except that: (i) Clause 3.2 (Italian Quota Pledge Agreement) and the release pursuant thereto, and any rights and obligations of the parties thereunder, shall be governed by, and construed and interpreted in accordance with the laws of Italy; (ii) Clause 3.3 (French Share Pledge Agreements) and the release pursuant thereto, and any rights and obligations of the parties thereunder, shall be governed by, and construed and interpreted in accordance with the laws of France; (iii) Clause 3.4 (English Share Charge) shall be governed by, and construed and interpreted in accordance with the laws of England and Wales; and (iv) Clause 3.5 (Release of US Security Document) and the release pursuant thereto, and any rights and obligations of the parties thereunder, shall be governed by, and construed and interpreted in accordance with the laws of the State of New York. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO MATTERS ARISING HEREUNDER OR ANY DOCUMENT EXECUTED IN CONNECTION THEREWITH.

EUROPE-LEGAL-307161361 116189-0099 (b) The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. 10. Conclusion of this Agreement (Vertragsschluss) (a) This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. The Parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by any means of telecommunication (telekommunikative Übermittlung) such as by way of fax or electronic photocopy. (b) If the Parties to this Agreement choose to conclude this Agreement pursuant to (a) above, they will transmit the signed signature page(s) of this Agreement to (each a Recipient). The Agreement will be considered concluded once any Recipient has received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all Parties to this Agreement (whether by way of fax, electronic photocopy or other means of telecommunication) and at the time of the receipt of the last outstanding signature page(s) by such Recipient. (c) For the purposes of this Clause 10 only, the Parties to this Agreement appoint each Recipient as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all Parties to this Agreement. For the avoidance of doubt, each Recipient will have no further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

EUROPE-LEGAL-307161361 116189-0099 Schedule 1 Security Agreements 1. A share pledge agreement dated 11 September 2024 between, among others, the Security Grantor 1 as pledgor, the Security Agent as security agent and pledgee and further pledgees relating to the pledge of the shares in the Security Grantor 2; 2. a share pledge agreement dated 11 September 2024 between, among others, the Security Grantor 2 as pledgor, the Security Agent as security agent and pledgee and further pledgees relating to the pledge of the shares in the Security Grantor 3 (together with the document referred to under no. 1 above, the German Share Pledge Agreements); 3. a share pledge agreement dated 27 September 2024 between, among others, the Security Grantor 1 as pledgor, the Security Agent as security agent and relating to the pledge of the shares in the Security Grantor 4; 4. a share pledge agreement dated 27 September 2024 between, among others, the Security Grantor 1 as pledgor, the Security Agent as security agent and relating to the pledge of the shares in the Security Grantor 5 (together with the document referred to under no. 3 above, the French Share Pledge Agreements); 5. a quota pledge agreement dated 3 October 2024 between, among others, the Security Grantor 8 as pledgor, the Security Agent as security agent and relating to the pledge of the quota in the Security Grantor 6 (the Italian Quota Pledge Agreement); 6. a share charge deed dated 20 September 2024 between the Security Grantor 1 as chargor and the Security Agent as security agent relating to the charge of the shares in the Security Grantor 7 (the Share Charge); 7. a share pledge agreement dated 18 September 2024, between, among others, the Security Grantor 1 and Security Grantor 9 as pledgors, the Security Agent as security agent relating to the pledge of the shares in the Security Grantor 8, Security Grantor 9, and Security Grantor 10 (the US Security Document), (the documents referred to under no. 1 to no. 7 collectively, the Share Pledge Agreements); and 8. the Guarantee and Security Trust Agreement.

EUROPE-LEGAL-307161361 116189-0099 Schedule 2 Secured Parties 1. BNP PARIBAS S.A. NIEDERLASSUNG DEUTSCHLAND 2. COMMERZBANK AKTIENGESELLSCHAFT 3. HSBC CONTINENTAL EUROPE S.A., GERMANY 4. IKB DEUTSCHE INDUSTRIEBANK AG 5. GOLDMAN SACHS LENDING PARTNERS LLC 6. LANDESBANK BADEN-WÜRTTEMBERG 7. MORGAN STANLEY BANK AG 8. UNICREDIT BANK GMBH